UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2024

FATHOM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina
(State or other jurisdiction of incorporation)

001-39412		82-1518164
(Commission File Number)		(IRS Employer Identification No.)

2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 888-455-6040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	FTHM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2024, Fathom Holdings Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with two accredited investors (each an “Investor” and together, the “Investors”) and issued Senior Secured Convertible Promissory Notes in an aggregate principal amount of $5,000,000 (the “Notes”), in a private placement (the “Offering”). The Company paid no placement agent fees in connection with the Offering. The cash proceeds disbursed to the Company from the issuance of the Notes were $5,000,000.

In connection with the Offering, the Company amended and restated the Security Agreement (the “A&R Security Agreement) and Subsidiary Guarantee (the “A&R” Subsidiary Guarantee”) which it entered into and provided in connection with the 2023 Senior Secured Convertible Promissory Note due April 12, 2025 (the “2023 Note”), as previously disclosed on April 14, 2023 on Form 8-K.

In connection with the Offering, the Company also entered into or provided a Security Agreement (the “2024 Security Agreement”), a Subsidiary Guarantee (the “2024 Subsidiary Guarantee”), a Registration Rights Agreement (the “Registration Rights Agreement”), an Intercreditor Agreement (by and among the purchaser of the 2023 Note and the Investors) (the “Intercreditor Agreement”) and various ancillary certificates, disclosure schedules and exhibits in support thereof (together with the Purchase Agreement, the A&R Security Agreement, the A&R Subsidiary Guarantee, the 2024 Security Agreement, the 2024 Subsidiary Guarantee, the Intercreditor Agreement and the Registration Rights Agreement, the “Transaction Documents”) concurrent with the closing of the sale of the Notes.

Scott Flanders, the chairman of the Company’s Board of Directors, was an Investor in the Offering. As required by the Company’s internal policies, this related-party transaction was approved by the Audit Committee of the Company’s Board of Directors, which consists of independent disinterested directors.

Purchase Agreement

The Purchase Agreement obligates the Company to pay the Investor’s reasonable out-of-pocket costs and expenses related to the negotiation, due diligence, preparation, closing and other items regarding or related to the Transaction Documents, up to an aggregate of $25,000. The Purchase Agreement also obligates the Company to indemnify the Investors for certain losses resulting from (i) any breach of any of the representations or warranties, or any failure to perform or comply with any covenants or agreements, made by the Company in the Purchase Agreement or other Transaction Documents and (ii) certain third-party claims.

Convertible Note

 General. The Company shall pay the Investors the principal amount owed under each Note on October 1, 2026 (the “Maturity Date”), or such earlier date as the Notes are required or permitted to be repaid as provided by the Notes. The Company shall pay interest to the Investors on the first calendar day of each calendar quarter commencing on each of October 1, 2025, January 1, 2026, April 1, 2026, July 1, 2026 and on the Maturity Date in cash on the principal amount of the Note at a rate which fluctuates every calendar month, and is equal to (i) the monthly average Secured Overnight Financing Rate (SOFR) plus (ii) 4%, per annum (subject to certain adjustments, as provided therein); provided, that the rate of interest for any month will be at least 8% per annum. Solely with respect to the interest payment due on October 1, 2025, the Investors, in their sole discretion, may elect to receive such interest payment in the Company’s common stock (“Common Stock”), with such Common Stock valued for this purpose at $4.25 per share (subject to certain adjustment, as provided therein). The Notes are required to be senior to all the Company’s other indebtedness other than the permitted indebtedness as specified in the Purchase Agreement.

Security. The Notes are secured by all the existing and future assets of the Company and certain of the Company’s existing material subsidiaries (the “Subsidiary Debtors” as defined in the 2024 Security Agreement), pursuant to the 2024 Security Agreement by and between the Company, certain of the Company’s existing material subsidiaries and the Investors.

Guarantee. The obligations under the Notes are guaranteed by certain of the Company’s existing and future material subsidiaries (the “Material Subsidiaries”), pursuant to the 2024 Subsidiary Guarantee by the Material Subsidiaries in favor of the Investors.

Voluntary Conversion. All or any portion of the principal amount of the Notes, plus accrued and unpaid interest and any late charges thereon, is convertible at any time, in whole or in part, at each of the Investors’ option, into shares of the Company’s common stock at an initial fixed conversion price of $4.25 per share, subject to certain customary adjustments. The Notes impose penalties on the Company for any failure to timely deliver any shares of the Company’s common stock issuable upon conversion.

Beneficial Ownership Limitation. The Notes may not be converted by the Investor into shares of common stock if such conversion would result in the Investor and its affiliates owning an aggregate of in excess of 9.99% of the then-outstanding shares of the Company’s common stock.

Nasdaq Limitation. The Company is prohibited from issuing any shares of common stock upon conversion of the Notes or otherwise pursuant to the terms of the Notes, if the issuance of such shares of common stock would exceed 19.99% of the Company’s outstanding shares of common stock as of the closing date or otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching the Company’s obligations under the rules and regulations of the Nasdaq Capital Market.

Events of Default. The Notes provide for certain events of default that are typical for a transaction of this type, including, among other things, any breach of the covenants described below. In connection with any event of default that results in the eventual acceleration of the Notes and while it is continuing, the interest rate on the Notes shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

Covenants. The Company will be subject to certain customary affirmative and negative covenants regarding the incurrence and repayment of indebtedness and the making of investments, distributions or redemptions, the transfer of assets, and transactions with affiliates, among other customary matters.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company entered into the Registration Rights Agreement with the Investors. Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement registering for resale the shares of Common Stock issuable upon the conversion of the Notes, including any shares of Common Stock used to pay interest, each in accordance with the terms therein. The Company has agreed to file such registration statement within 90 days of the closing of the Offering (the “Closing”) and have such registration statement declared effective within 135 days of the Closing. If the registration statement is not declared effective by that date, the Company will pay to the Investor an amount in cash as partial liquidated damages equal to 1.0% of the aggregate amount invested by the Investor upon such date of failure and the same amount on each monthly anniversary thereafter until the registration statement is declared effective.

Additional Information

The form of Note, Purchase Agreement, 2024 Security Agreement, the 2024 Subsidiary Guarantee, Registration Rights Agreement, A&R Security Agreement and A&R Subsidiary Guarantee are attached hereto as Exhibit 4.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively, and are incorporated herein by reference. The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The form of Note, Purchase Agreement, 2024 Security Agreement, the 2024 Subsidiary Guarantee, the Registration Rights Agreement, the A&R Security Agreement and A&R Subsidiary Guarantee have been included to provide investors and security holders with information regarding their terms. The documents are not intended to provide any other factual information about the Company. The Transaction Documents contain representations, warranties, covenants and indemnities customary for similar transactions. Such representations, warranties, covenants and indemnities are being made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of Current Report is also incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Note, and the shares of the Company’s common stock issuable upon conversion or in payment thereof, are being offered and sold pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof, for the sale of securities not involving a public offering.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 1.01 of Current Report is also incorporated by reference into this Item 3.03 of this Current Report to the extent required.

Item 8.01 Other Events.

On September 26, 2024, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Senior Secured Convertible Promissory Note.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Security Agreement (2024).

10.3	Form of Subsidiary Guarantee (2024).

10.4	Form of Registration Rights Agreement.

10.5	Form of Amended and Restated Security Agreement.

10.6	Form of Amended and Restated Subsidiary Guarantee.

99.1	Press Release, dated as of September 26, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATHOM HOLDINGS INC.

Date: September 27, 2024	/s/ Marco Fregenal
Marco Fregenal
President and Chief Executive Officer